UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

K2M GROUP HOLDINGS, INC.

(Exact Name of registrant as specified in charter)

Delaware	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway SE

Leesburg, Virginia 20175

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by K2M Group Holdings, Inc., a Delaware corporation (the “Company” or “K2M”), in connection with the matters described herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) A Special Meeting of Stockholders of the Company was held on November 7, 2018 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, voted in favor of the Merger Proposal (as defined below). The Company’s stockholders also approved, on a non-binding, advisory basis, certain merger-related compensation arrangements of the Company’s named executive officers. Because there were sufficient votes at the Special Meeting to approve the Merger Proposal, a vote was not called on the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies to vote in favor of the approval of the Merger Proposal.

A total of 34,642,020 shares of the Company’s common stock, out of a total of 43,736,187 shares of common stock issued and outstanding and entitled to vote as of October 4, 2018 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, representing approximately 79.2% of the outstanding shares entitled to vote, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated October 5, 2018 (as amended or supplemented from time to time), and first mailed to the Company’s stockholders on or about October 9, 2018, is set forth below:

(b) Voting results for each matter are set forth below.

(1)

To adopt the Agreement and Plan of Merger, dated as of August 29, 2018, as it may be amended from time to time (the “Merger Agreement”), by and among Stryker Corporation (“Stryker”), Austin Merger Sub Corp. (“Merger Sub”) and K2M (the “Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
34,579,468	2,759	59,793	—

(2)

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by K2M to its named executive officers that is based on or otherwise relates to the merger of Merger Sub with and into K2M (the “merger”), with K2M surviving the merger as a wholly-owned subsidiary of Stryker.

For	Against	Abstain	Broker Non-Votes
32,684,984	1,804,915	152,121	—

(3)

To approve an adjournment of the Special Meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional votes in favor of the Merger Proposal if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Because stockholders holding at least a majority of the shares of the K2M common stock outstanding and entitled to vote at the close of business on the Record Date approved the Merger Proposal, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional votes to approve the Merger Proposal had there been insufficient votes at the time of the Special Meeting to approve the merger and the other transactions contemplated by the Merger Agreement.

Item 8.01.	Other Events

On November 7, 2018, the Company issued a news release announcing results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News Release of K2M Group Holdings, Inc., dated November 7, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by K2M Group Holdings, Inc., dated November 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC. (Registrant)

By:	/s/ ERIC D. MAJOR
Name: Eric D. Major
Title: President and Chief Executive Officer

Date: November 7, 2018